UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Cole Credit Property Trust V, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder,

We are pleased to provide you with the 2020 proxy materials for Cole Credit Property Trust, Inc. (“CCPT V”). Your vote is very important! Please review the materials carefully and vote using one of the methods detailed on the enclosed flyer. The Board of Directors of CCPT V recommends that you vote “FOR” each of the proposals.

What is being proposed?

For complete information on the proposals, please see the enclosed materials.

On August 31, 2020, CCPT V announced that it had entered into a definitive merger agreement (the “CCPT V Merger Agreement”) whereby CIM Real Estate Finance Trust, Inc. (“CMFT”) would combine with CCPT V in a stock-for-stock, tax-free merger transaction. This proposal is your opportunity to cast your vote in favor of the merger.

What are the potential benefits to stockholders?

In addition to the CCPT V Merger Agreement, another real estate investment trust (“REIT”) managed by CIM Group — Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) — has entered into a definitive merger agreement with CMFT, whereby CMFT would similarly combine with CCIT III in a stock-for-stock, tax-free merger transaction. We believe combining the three REITs would result in significant benefits, including:

•

Greater Scale: With $4.8 billion in total assets, we believe the combined company, consisting of CMFT, CCIT III and CCPT V (the “Combined Company”), will be better positioned to navigate the post-COVID-19 pandemic economic environment.

•	Diversification: The combined portfolio will have greater tenant and asset type diversity, providing the Combined Company with an enhanced, lower-risk portfolio.

•	Balance Sheet Flexibility: As of June 30, 2020, the Combined Company had moderate leverage and substantial cash on its balance sheet to fund future investments.

•	Cost Savings: The Combined Company is expected to ultimately realize savings as a result of operational efficiencies from the proposed mergers.

•

Path to Liquidity: Ultimately, we believe the Combined Company will be better positioned to weather the downturn resulting from the COVID-19 pandemic and take advantage of opportunities post-pandemic, including the pursuit of an eventual liquidity event such as a public market listing.

Subject to the terms and conditions of the CCPT V Merger Agreement, CCPT V stockholders will receive 2.892 shares of CMFT common stock for every one share of CCPT V common stock. Based on CMFT’s most recent estimated net asset value (“NAV”) per share of $7.31, this is equivalent to approximately $21.14 per share of CCPT V common stock and an approximate 11.5% premium to CCPT V’s most recent estimated NAV per share of $18.96 approved by the Board as of June 30, 2020.

CIM GROUP 2398 EAST CAMELBACK ROAD, 4TH FLOOR, PHOENIX, ARIZONA 85016, PH 866.341.2653 CIMGROUP.COM

SECURITIES DISTRIBUTED BY AFFILIATE BROKER-DEALER: CCO CAPITAL, LLC, MEMBER FINRA/SIPC

When is the transaction targeted to close, and where can I find more information?

The merger between CMFT and CCPT V is expected to close in the fourth quarter of 2020, subject to customary closing conditions set forth in the CCPT V Merger Agreement, including CCPT V stockholder approval. All filings related to the proposed transactions are available at www.cimgroup.com/announcements.

When is the CCPT V Special Meeting?

The CCPT V Special Meeting is scheduled to be held virtually on December 17, 2020 at 11:00 a.m. Pacific Time. Visit www.proxydocs.com/CCPTV for complete meeting details. Please help CCPT V save time and expenses by voting your shares immediately.

If you have questions about the voting process, please call 1.844.280.5349 to be connected directly to a proxy specialist. Thank you for your prompt response on these proxy materials, and we look forward to continuing to serve you in the years to come.

Sincerely,

CIM Group

Cautionary Statement Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CCPT V and CMFT and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of the control of such companies, including, but not limited to, those associated with the risk that the CCPT V merger or any of the other mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the CCPT V Merger Agreement; the failure to satisfy the conditions to the consummation of the proposed CCPT V merger, including the approval of the stockholders of CCPT V; the ability of CMFT to achieve the expected cost synergies or to engage in any liquidity event or public offering; the disruption of management’s attention from ongoing business operations due to the proposed merger; the availability of suitable investment or disposition opportunities; the impact of the COVID-19 pandemic on the operations and financial condition of each of CMFT and CCPT V and the real estate industries in which they operate, including with respect to occupancy rates, rent deferrals and the financial condition of their respective tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s and CCPT V’s most recent Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in the applicable proxy statement/prospectus filed with the SEC by CMFT in respect of the proposed merger between CCPT V and CMFT, as well as other reports filed by CCPT V and CMFT with the SEC, copies of which are available on the SEC’s website, www.sec. gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither CCPT V nor CMFT undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, CMFT has filed a registration statement on Form S-4 with the SEC that includes a proxy statement of CCPT V and constitutes a prospectus of CMFT. This communication is not a substitute for the registration statement, the proxy statement/ prospectus or any other documents that have been or will be made available to the stockholders of CCPT V. In connection with the proposed merger, CCPT V intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to a special meeting of its stockholders. STOCKHOLDERS OF CCPT V ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE RELEVANT PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders of CCPT V are able to obtain such documents free of charge at the SEC’s website, www.sec.gov, or through CIM Group LLC’s website at https://www.cimgroup.com/investment-strategies/individual/for-shareholders, as they become available.

Participants in Solicitation

Each of CCPT V and CMFT, and their respective directors and executive officers, as well as certain affiliates of CIM Group, LLC serving as their external advisors, may be deemed to be participants in the solicitation of proxies from CCPT V’s stockholders in respect of the proposed merger between CCPT V and CMFT. Information regarding the directors, executive officers and external advisors of each of CCPT V and CMFT is contained in the proxy statement/prospectus forming a part of the registration statement on Form S-4 filed with the SEC by CMFT, relating to the proposed merger. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus forming a part of the registration statement on Form S-4 filed with the SEC by CMFT.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. This communication may be deemed to be solicitation material in respect of the proposed merger.

CIM GROUP 2398 EAST CAMELBACK ROAD, 4TH FLOOR, PHOENIX, ARIZONA 85016, PH 866.341.2653 CIMGROUP.COM

SECURITIES DISTRIBUTED BY AFFILIATE BROKER-DEALER: CCO CAPITAL, LLC, MEMBER FINRA/SIPC